UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 10, 2017

(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 10, 2017, Pacific Gas and Electric Company completed the sale of (i) 3.30% Senior Notes due March 15, 2027 in the aggregate principal amount of $400,000,000 and (ii) 4.00% Senior Notes due December 1, 2046 in the aggregate principal amount of $200,000,000. For further information concerning the notes, refer to the exhibits attached to this report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Twenty-Ninth Supplemental Indenture, dated as of March 10, 2017, relating to the issuances by Pacific Gas and Electric Company of $400,000,000 aggregate principal amount of 3.30% Senior Notes due March 15, 2027 and $200,000,000 aggregate principal amount of 4.00% Senior Notes due December 1, 2046.

4.2	Specimen of 3.30% Senior Notes due March 15, 2027 (included as Exhibit A to Twenty-Ninth Supplemental Indenture filed as Exhibit 4.1).

4.3	Specimen of 4.00% Senior Notes due December 1, 2046 (included as Exhibit B to Twenty-Ninth Supplemental Indenture filed as Exhibit 4.1).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the notes.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

	By:	/s/ David S. Thomason
David S. Thomason
Dated: March 10, 2017		Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ David S. Thomason
David S. Thomason
Dated: March 10, 2017		Vice President, Chief Financial Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

4.1	Twenty-Ninth Supplemental Indenture, dated as of March 10, 2017, relating to the issuances by Pacific Gas and Electric Company of $400,000,000 aggregate principal amount of 3.30% Senior Notes due March 15, 2027 and $200,000,000 aggregate principal amount of 4.00% Senior Notes due December 1, 2046.

4.2	Specimen of 3.30% Senior Notes due March 15, 2027 (included as Exhibit A to Twenty-Ninth Supplemental Indenture filed as Exhibit 4.1).

4.3	Specimen of 4.00% Senior Notes due December 1, 2046 (included as Exhibit B to Twenty-Ninth Supplemental Indenture filed as Exhibit 4.1).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the notes.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).